Exhibit 99.1

FOR IMMEDIATE RELEASE

BAXTER APPOINTS JOHN ROGERS CHIEF FINANCIAL OFFICER

Global medtech CFO with broad transformation and leadership experience to help advance Baxter’s turnaround, financial discipline and value creation

DEERFIELD, Ill., AUGUST 19, 2026 – Baxter International Inc. (NYSE:BAX), a global medtech leader, today announced it has appointed John Rogers as executive vice president and chief financial officer (CFO), reporting to Baxter president and chief executive officer (CEO), Andrew Hider, effective Oct. 1, 2026.

“John is a proven global finance executive with extensive operational expertise and a successful track record leading complex transformation initiatives,” said Hider. “He is an ideal fit for Baxter as we continue to stabilize the business, strengthen our balance sheet and drive a culture of continuous improvement. I am confident John will help us build on this work, sharpen our execution and create sustainable value for our customers, employees, investors and other Baxter stakeholders.”

Rogers joins Baxter from Smith+Nephew plc, a portfolio medical technology business, where he has served as CFO since 2024 after beginning with the company as CFO-designate in 2023. Before Smith+Nephew, he served as CFO of WPP plc, a creative services company, where he led the company’s global transformation program. Rogers previously held leadership roles with J Sainsbury plc, one of the UK’s leading food, general merchandise and clothing retailers, including as CEO of Sainsbury’s Argos, where he led a major digital transformation of its omnichannel business, and as CFO of Sainsbury’s. Rogers also brings public-company board experience, including as an independent director and audit committee chair of Grab Holdings Limited and previously of Travis Perkins plc. He earned a master’s degree in electrical engineering from Imperial College London, holds an MBA from INSEAD and completed the Advanced Management Program at Harvard Business School.

“I am honored to join Baxter, a company with a nearly century-long history, a powerful Mission to Save and Sustain Lives and an essential role across healthcare,” said Rogers. “Baxter’s focus on continuous improvement, strengthening its balance sheet and driving enhanced performance is closely aligned with my experience leading global finance organizations and supporting large-scale business transformation. I look forward to working with Andrew, the Finance team and my new colleagues across Baxter to create long-term value for all stakeholders.”

2026 Outlook

Baxter also announced that it is reiterating its full-year 2026 financial outlook provided in its most recent earnings announcement on July 30, 2026.

About Baxter

At Baxter, we are everywhere healthcare happens – and everywhere it is going, with essential solutions in the hospital, physician’s office and other sites of care. For nearly a century, our customers have counted on us as a vital and trusted partner. And every day, millions of patients and healthcare providers rely on our unmatched portfolio of connected solutions, medical devices, and advanced injectable technologies. Approximately 37,500 Baxter team members live our enduring Mission: to Save and Sustain Lives. Together, we are redefining how care is delivered to make a greater impact today, tomorrow, and beyond. To learn more, visit www.baxter.com and follow us on X, LinkedIn and Facebook.

Forward-Looking Statements

This press release contains forward-looking statements concerning the company’s outlook for full-year 2026 and ones that may predict, forecast, indicate or imply certain events or achievements such as statements in this press release related to Baxter’s strategy, turnaround, ongoing transformation efforts, leadership transition and anticipated value creation. These forward-looking statements are based on assumptions about many important factors which could cause actual results to differ materially from those in the forward-looking statements, including risks discussed in Baxter’s most recent filings on Form 10-K and Form 10-Q and other SEC filings, all of which are available on Baxter’s website. Baxter does not undertake to update its forward-looking statements unless otherwise required by the federal securities laws.

Media Contact

Stacey Eisen, (224) 948-5353

media@baxter.com

Investor Contact

Kevin Moran, (224) 948-3085

global_corp_investor_relations@baxter.com

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